Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                                               Payment Date        02/26/2001

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Servicing Certificate                                                   Group 1                  Group 2

Beginning Pool Balance                                                507,698,167.05       72,514,744.54
Beginning PFA                                                                   0.00                0.00
Ending Pool Balance                                                   498,519,911.31       70,932,322.57
Ending PFA Balance                                                                 -                   -
Principal Collections                                                   9,178,255.74        1,582,421.97
Principal Draws                                                                    -                   -
Net Principal Collections                                               9,178,255.74        1,582,421.97
Active Loan Count                                                             15,138                 435

Interest Collections                                                    4,990,663.77          620,493.22

Weighted Average Net Loan Rate                                             11.14000%           10.78000%
Substitution Adjustment Amount                                                  0.00                0.00

              Beginning               Ending                                                           Interest    Security
Term Notes     Balance                Balance           Factor         Principal        Interest      Shortfalls      %    Coupon
Class A-1        245,454,347.94      234,332,744.66       0.8836709    11,121,603.28     1,272,817.16    0.00   0.389905   5.834%
Class A-2         69,781,000.00       69,781,000.00       1.0000000             0.00       416,941.48    0.00   0.116108   7.170%
Class A-3         62,885,000.00       62,885,000.00       1.0000000             0.00       385,694.67    0.00   0.104634   7.360%
Class A-4         22,574,000.00       22,574,000.00       1.0000000             0.00       145,226.07    0.00   0.037561   7.720%
Class A-5         52,454,000.00       52,454,000.00       1.0000000             0.00       317,346.70    0.00   0.087278   7.260%
Class A-6         30,098,658.42       28,181,184.13       0.8102931     1,917,474.29       156,345.81    0.00    0.04689   5.844%
Class A-7         16,444,000.00       16,444,000.00       1.0000000             0.00        99,623.23    0.00   0.027361   7.270%
Class A-8         17,704,000.00       17,704,000.00       1.0000000             0.00       115,076.00    0.00   0.029458   7.800%
Class M1          30,351,000.00       30,351,000.00       1.0000000             0.00       209,674.83    0.00   0.050501   8.290%
Class M2          16,527,000.00       16,527,000.00       1.0000000             0.00       121,611.18    0.00   0.027499   8.830%
Class B           12,320,000.00       12,320,000.00       1.0000000             0.00        92,400.00    0.00   0.020499   9.000%
Certificates      -                      -                 -               -                     0.00      -          -        -

Beginning Overcollateralization Amount                                  3,619,905.23
Overcollateralization Amount Increase (Decrease)                        2,278,399.86
Outstanding Overcollateralization Amount                                5,898,305.09
Overcollateralization Target Amount                                    15,024,141.00

Credit Enhancement Draw Amount                                                  0.00
Unreimbursed Prior Draws                                                        0.00


                                                                                                Number          Percent
                                                                             Balance           of Loans        of Balance
Delinquent Loans (30 Days)                                              1,841,435.36              35             0.37%
Delinquent Loans (60 Days)                                                583,894.19              16             0.12%
Delinquent Loans (90+ Days) (1)                                           361,608.74               6             0.07%
REO                                                                             0.00               0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                             Liquidation To-Date
Beginning Loss Amount                                                           0.00
Current Month Loss Amount                                                       0.00
Ending Loss Amount                                                              0.00                0.00

                                                                 Special Hazard                   Fraud         Bankruptcy
Beginning Amount                                                                0.00                    0.00             0.00
Current Month Loss Amount                                                       0.00                    0.00             0.00
Ending Amount                                                                      -                       -                -

Liquidation Loss Distribution Amounts                                           0.00
Extraordinary Event Losses                                                      0.00
Excess Loss Amounts                                                             0.00

Capitalized Interest Account
Beginning Balance                                                               0.00
Withdraw relating to Collection Period                                          0.00
Interest Earned (Zero, Paid to Funding Account)                                 0.00
Total Ending CIA Balance to Seller                                             0.00
                                                                               -----
Total Ending Capitalized Interest Account Balance as of Payment Date            0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                      10,866.53


Prefunding Account
Beginning Balance                                                               0.00
Additional Purchases during Revolving Period                                    0.00
Excess of Draws over Principal Collections                                      0.00
Ending PFA Balance to Noteholders                                              0.00
                                                                               -----
Total Ending Balance as of Payment Date                                         0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                       2,700.26

Current Month Repurchases Units                                                    0
Cuurent Month Repurchases ($)                                                      -
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